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                              SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934
                                 (Amendment No.  )

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              (as permitted by Rule 14a-6(e)(2))
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          [ ] Soliciting  Material pursuant  to Section  240.14a-11(c)  or
              Section 240.14a-12

                     T. Rowe Price Growth & Income Fund, Inc.
          _______________________________________________________________
          __
                  (Name of Registrant as Specified in its Charter)

                      T. Rowe Price Growth & Income Fund, Inc.
          _______________________________________________________________
          __
                     (Name of Person(s) Filing Proxy Statement)

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          SUBJECT:  Talking Points Regarding Growth & Income Fund Fee
          Increase


          As you know, we are seeking a 10 basis point fee increase for the Growth & Income Fund (GIF). Under our proposal, the Fund's management fee would increase from .49% to .59%, and the total expense ratio would go from .81% to .91%. Proxies began mailing to shareholders on Friday, March 3. Proxies to plan sponsors (and remaining retail shareholders) should all be in the mail by Wednesday, March 8.

          Attached are the key points behind our decision to seek a fee increase. Certainly no client or customer anywhere likes a price increase. However, as you are well aware, this issue is of considerable importance to Associates. Please feel free to use these key points to the extent they will be helpful in discussing our proposed change in the Fund's fee structure with shareholders and/or plan sponsors.

          In a nutshell, our position is this:

          o Over the past several years the Fund has provided well above average investment performance at well below average cost.

          o Consequently, we propose to bring the Fund's management fee in line with that charged by competitors. However, even after the proposed change, the Fund's management fee (and total expense ratio) will remain below average.

          o The cost of hiring and retaining qualified investment professionals and providing high quality services has risen significantly over the years. To retain top quality people, our management fees need to be in line with those paid to our competitors.

























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          Here,  in  more  detail,  are  the  key  points  supporting  our position:

          Performance

          o Since Steve Boesel assumed management of the Fund nearly eight years ago, GIF has generated well above average performance for shareholders.

                            Total Return through 1/31/95

                                   Steve Boesel's Tenure

                                     One     Three    Five    Since
                           3 Months  Year    Years   Years   3/31/87

          GIF                0.27%  -0.47%   32.63%  65.99%   97.14%
          Lipper Growth &
           Income Fund Avg  -1.26%  -2.50%   22.33%  60.71%   89.26%

          GIF Ranking:      89 out  102 out  31 out  55 out   55 out
                            of 409  of 356   of 226  of 183   of 143

          Percentile:       22nd    29th     14th    30th     38th


                              Ten
                             Years

          GIF                 169.42%
          Lipper Growth &
           Income Fund Avg    207.98%

          GIF Ranking:        87 out
                              of 109

          Percentile:

          o   Morningstar has awarded GIF four stars.


          Pricing

          o Even after the proposed fee change, expenses on GIF remain well below average:

                         Management Fee            Total Expense Ratio
                       (in basis points)            (in basis points)

                             Lipper                     Lipper
                              G&I   Percentage           G&I   Percentage
                      GIF   Average Difference    GIF  Average Difference










          Current     49      66       <26%>      81     121      <33%>

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          Proposed    59      66       <11%>      91     121      <25%>


          o GIF's management fee is inconsistent with the fees on our other actively managed general stock funds. The proposed change brings the fund in line with the fees charged on our other funds. It is useful to note that the management fees on seven out of eight of our general stock funds are below the average fees charged on comparable funds, according to Lipper.

                                 Management   Lipper Category
          TRP Fund                   Fee          Average

          Value                     .69%            .66%
          Capital Appreciation      .64%            .76%
          Blue Chip Growth          .64%            .73%
          Equity Income             .59%            .65%
          Growth Stock              .59%            .73%
          New Era                   .59%            .62%
          Dividend Growth           .54%            .66%
          Growth & Income           .49%            .66%


          o   The cost  of doing  business has increased  significantly in
              recent years  as competition  has increased.   Primary costs
              are:

                  - hiring and retaining qualified investment and
                    management personnel,
                  - providing high quality shareholder and administrative
                    services, and
                  - reinvesting in the necessary infrastructure
                    (information systems as well as physical plant).

          o With nearly twice the number of mutual fund complexes as there were ten years ago, T. Rowe Price needs to be compensated in line with our competitors in order to attract and retain the best people.

          [The following point is provided for background only -- most folks probably won't want to get into this level of detail.]

          o As with most of our other funds, the Growth & Income Fund's management fee consists of two components: an individual fund fee plus a group fee. The individual fund fee reflects the characteristics involved in managing a particular fund, while the group fee is designed to share economies of scale as our total assets under management increase. The group fee is based on a schedule of rates that declines as total assets under management increase. This structure reflects the fact that most of the resources we bring to bear in managing the T. Rowe Price Funds are shared across multiple funds.












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               -  Since the group fee's inception in 1987, it has
                  declined 3 basis points as a result of overall asset growth.

               - Technically, what we are doing is seeking an increase in the Growth & Income Fund's individual fund fee from .15% to .25%. When combined with the group fee (currently .34%) the overall management fee rate will increase from .49% to .59%.

          "Common Sense" Points

          o We're in a unique business -- how many of our clients need to get a customer vote to raise their prices!

          o The cost of doing business has gone up for us over the past several years, just like it has for everyone else.

          o While it's true our revenues (assets under management times management fee rate) increase as fund assets grow -- even if the management fee rate stays constant -- that's the same as any business. Like everyone else, a greater volume (i.e. greater assets) generates increased revenues. Also like everyone else, when volume increases, our investment management and administrative costs increase as well, albeit to a smaller extent.

          Expenses Covered by Management Fee

          o   Investment management:         portfolio managers, research
                                             analysts, traders, and
                                             economists.

          o   Shareholder Communications:    professional time to prepare
                                             quarterly shareholder
                                             reports; quarterly
                                             newsletter; Insights
                                             Library.

          o   Fund Administration:           legal and regulatory
                                             compliance, general business
                                             oversight, performance
                                             tracking.

          o   Shareholder Service Oversight: senior management oversight and quality control of
                                             various service providers to
                                             the Fund.  (The cost of
                                             providing these services --
                                             but not the oversight and
                                             quality control over these
                                             functions -- is included in













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                                             the Fund's operating
                                             expenses.)

          o   General Corporate Overhead:    senior management; finance;
                                             human resources; information
                                             systems; and plant,
                                             property, and equipment.

          History of Management Fee Changes

          o We are not changing the management fee on any of our 66 other funds.

          o The GIF has not had any fee change since the current contract was approved in May, 1987.

          o The last fee change for T. Rowe Price Funds occurred in 1991.

                o   Five funds had fee increases:
                  -   Growth Stock
                  -   New Horizons
                  -   New America Growth
                  -   Science & Technology
                  -   Small-Cap Value

                o   Four funds had fee decreases:
                  -   International Discovery
                  -   Short-Term Bond
                  -   Tax-Free Short-Intermediate
                  -   U.S. Treasury Money

          A copy of the proxy statement as well as the accompanying letter are attached for your reference. Please feel free to call me with any questions.